Exhibit 99.1

CYTOMEDIX RECEIVES FDA CLEARANCE FOR AUTOLOGEL™

Broad Indication for Use on Various Types of Wounds

ROCKVILLE, Md., Sep. 20, 2007 - Cytomedix, Inc. (AMEX: GTF) today announced that the FDA has granted marketing clearance for the AutoloGelTM System. The indications for use are as follows:

Under the supervision of a healthcare professional, the PRP gel produced by the AutoloGel™ System is suitable for exuding wounds, such as leg ulcers, pressure ulcers, diabetic ulcers and for the management of mechanically or surgically-debrided wounds.

The Company may now market its AutoloGel™ System consistent with the indications described above.

This marks the achievement of a critical milestone for the Company and places it in a strong position as it seeks to obtain Medicare and other third party reimbursement in its efforts to broadly commercialize the AutoloGel™ System. This clearance also represents a landmark accomplishment for the platelet gel therapy industry. Cytomedix is the first company in the U.S. to complete a randomized, controlled, multi-center, double-blinded, clinical trial for a platelet rich plasma (“PRP”) gel system for use on chronic wounds. The AutoloGel™ System is now the only autologous platelet gel therapy product with FDA clearance for a broad indication that includes various types of chronic wounds.

This clearance has been granted under the Pre Market Notification i.e. 510(k) process. As part of the clearance, Cytomedix has agreed to a post-market surveillance study to monitor the safety of bovine thrombin as used in the AutoloGel™ System.

The Company’s clinical trial results demonstrate healing rates of 68% (p-value of 0.125) and 81% (p-value of 0.036) for AutoloGel™ treated patients achieving total wound closure in the per-protocol (i.e. patients treated as provided in the study protocol) and majority-wound (i.e. wound sizes smaller than 7 sq cm in the per-protocol cohort) groups respectively. These are higher healing rates than those in any other similar data for other chronic wound treatment products with which the Company is familiar.

Cytomedix plans to leverage AutoloGel™’s position as the only FDA cleared PRP gel system with a specific wound indication, the compelling results of the Company’s clinical trial, as well as the unique competitive advantages of the distinct, patented formulation of AutoloGel™. The Company believes marketing clearance would enhance the Company’s ability to secure Medicare and other third party coverage for AutoloGel™; develop further marketing data and achieve broad clinical acceptance; and, address the needs of large numbers of patients; all critical factors to the achievement of the Company’s long-term strategic goals.

Dr. Kshitij Mohan, Chairman and CEO of Cytomedix commented, “We are very happy with reaching this critical goal. It is a very positive development for our company and it comes at an opportune time, as we work toward obtaining Medicare and broader third-party coverage. While FDA clearance of our AutoloGel™ System for specific wound treatment is not a prerequisite for a coverage decision by the Centers for Medicare and Medicaid Services (CMS), it is certainly further validation of our product and the results of our clinical trial.”

On June 25, 2007, CMS agreed to Cytomedix's request to reconsider a 2003 CMS non-coverage decision for autologous blood-derived products (which includes AutoloGel™). As such, a National Coverage Assessment (NCA) for PRP gel was initiated and a 30 day public comment period was opened. More than 40 public comments were received from medical doctors, clinicians, medical device companies, and others involved with PRP gel, the overwhelming majority of which were favorable to PRP gel. According to the NCA Tracking Sheet maintained by CMS, the proposed decision memorandum due date is December 25, 2007, and the expected NCA completion date is March 24, 2008.

Dr. Mohan added, “Those who have followed our company press releases know that the review of our product by FDA has been very thorough and rigorous. It has involved scientists and regulatory leaders at different levels, including the top levels of the Center of Biologics Evaluation and Research as well as external scientific and clinical advisory panel members of FDA’s Center of Devices and Radiological Health. We are very pleased that after such a thorough review, our product has now been cleared for use on patients who suffer from a very serious, and until now, underserved clinical need.

Obtaining FDA clearance for AutoloGel™ marks yet another success in a string of achievements for the Company. With a secure patent position, compelling results from our clinical trial, and the only FDA cleared product for use of a platelet gel therapy in chronic wounds, we are eager to pursue broad reimbursement and commercialization of AutoloGel™.”

ABOUT CYTOMEDIX

Cytomedix, Inc. is a biotechnology company specializing in processes and products derived from autologous platelet releasates for uses in the treatment of wounds and other applications. The current offering is AutoloGel™, an FDA cleared treatment that utilizes an autologous platelet gel composed of multiple growth factors, other platelet releasates, and fibrin matrix. The Company has announced favorable results from its blinded, prospective, multi-center clinical trial on the use of its technology in healing diabetic foot. Additional information regarding Cytomedix is available at: http://www.cytomedix.com.

SAFE HARBOR STATEMENT

Statements contained in this press release not relating to historical facts are forward-looking statements that are intended to fall within the safe harbor rule for such statements under the Private Securities Litigation Reform Act of 1995. The information contained in the forward-looking statements is inherently uncertain, and Cytomedix's actual results may differ materially due to a number of factors, many of which are beyond Cytomedix's ability to predict or control, including among others, the success of new sales initiatives, governmental regulation, acceptance by the medical community and competition.

There is no guarantee that the FDA marketing clearance discussed above will increase the likelihood that CMS will reverse its 2003 non-coverage decision which applies to AutoloGel™. Even assuming that CMS does reverse its previous non-coverage decision, there is no guarantee that such reversal will occur within the immediate future, or that the Company will be able to capitalize on this reversal in commercializing the AutoloGel™ System. Based on the Company’s current levels of operations and cash flows, a substantial delay in obtaining a reversal on the non-coverage decision may render the Company unable to take advantage of such a decision.

Further, even assuming CMS reverses its non-coverage decision, there is no guarantee that the Company will receive other third-party reimbursement for its product, the Company’s marketing efforts will be successful, or that it will be able to achieve its other strategic goals. Even if reimbursement from CMS and other third-parties is obtained, there is no guarantee that such reimbursement will be at levels sufficient to implement the Company’s current business plan. There is also no guarantee that the Company’s current capitalization will be sufficient to attain its goals, that future funding will be available to the Company on acceptable terms, or that the Company will ever be able to sustain itself from ongoing operations.

These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual events to differ from the forward-looking statements. More information about some of these risks and uncertainties may be found in the reports filed with the Securities and Exchange Commission by Cytomedix, Inc. Except as is expressly required by the federal securities laws, Cytomedix undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

SOURCE: Cytomedix, Inc.

The Wall Street Group, Inc.
Ron Stabiner
(212) 888-4848